Exhibit 99.1

Capri Holdings Limited Issues Statement on FTC Action Seeking to Block Proposed Transaction with Tapestry, Inc.

London — April 22, 2024 — Capri Holdings Limited (NYSE:CPRI), a global fashion luxury group, today issued the following statement in response to the U.S. Federal Trade Commission’s (FTC) unprecedented challenge to the proposed acquisition of Capri by Tapestry, Inc. (NYSE: TPR):

“Capri Holdings strongly disagrees with the FTC’s decision.  The market realities, which the government’s challenge ignores, overwhelmingly demonstrate that this transaction will not limit, reduce, or constrain competition.  Tapestry and Capri operate in the fiercely competitive and highly fragmented global luxury industry.  Consumers have hundreds of handbag choices at every price point across all channels, and barriers to entry are low.  Capri intends to vigorously defend this case in court alongside Tapestry and complete the pending acquisition.  The U.S. FTC is the only regulator that did not approve this transaction, which received required approvals from all other jurisdictions. We remain confident in this combination and the value it will bring to all stakeholders.”

About Capri Holdings Limited

Capri Holdings is a global fashion luxury group consisting of iconic, founder-led brands Versace, Jimmy Choo and Michael Kors. Our commitment to glamorous style and craftsmanship is at the heart of each of our luxury brands. We have built our reputation on designing exceptional, innovative products that cover the full spectrum of fashion luxury categories. Our strength lies in the unique DNA and heritage of each of our brands, the diversity and passion of our people and our dedication to the clients and communities we serve. Capri Holdings Limited is publicly listed on the New York Stock Exchange under the ticker CPRI.

Forward-Looking Statements

This report contains statements which are, or may be deemed to be, “forward-looking statements.” Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Capri about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included herein, may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “plans”, “believes”, “expects”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “might” or similar words or phrases, are forward-looking statements. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions, which could cause actual results to differ materially from those projected or implied in any forward-looking statements, including regarding the pending merger transaction with a wholly-owned subsidiary of Tapestry, Inc. (the "Merger"). These risks, uncertainties and other factors include the impact of the COVID-19 pandemic; changes in consumer traffic and retail trends; the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the pending Merger that could delay or result in the termination of the pending Merger, the occurrence of any other event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the pending Merger, the risk that the parties to the merger agreement may not be able to satisfy the conditions to the pending Merger in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the pending Merger, the risk that any announcements relating to the pending Merger could have adverse effects on the market price of Capri's shares, the risk of any unexpected costs or expenses resulting from the pending Merger, the risk of any litigation relating to the pending Merger, the risk that the pending Merger and its announcement could have an adverse effect on the ability of Capri to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, shareholders and other business relationships and on its operating results and business generally, and the risk the pending Merger could divert the attention of Capri’s management; as well as those risks that are outlined in Capri’s disclosure filings and materials, which you can find on http://www.capriholdings.com, such as its Form 10-K, Form 10-Q and Form 8-K reports that have been filed with the SEC. Please consult these documents for a more complete understanding of these risks and uncertainties. Any forward-looking statement in this press release speaks only as of the date made and Capri disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

CONTACTS:

Investor Relations:
Jennifer Davis
+1 (201) 514-8234
Jennifer.Davis@CapriHoldings.com

Media:
Press@CapriHoldings.com